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                                                                   EXHIBIT 99.1

                                  PRESS RELEASE

                         Contact: Laurie Doyle
                                  Senior Manager, Corporate Communications
                                  781-575-0775


                   ORGANOGENESIS INC. ANNOUNCES RESTRUCTURING

             COST CONTAINMENT MEASURES EXPECTED TO RESULT IN SAVINGS
                       OF APPROXIMATELY $5 MILLION IN 2002

CANTON, MA, February 25, 2002 - Organogenesis Inc. (AMEX:ORG) today announced that it is realigning its resources to focus on two core areas - living skin substitutes and bioengineered surgical products. The restructuring will result in a 16% workforce reduction and cost savings of approximately $5 million in 2002. The Company will also begin a focused effort to attract third party funding for its coronary vascular graft, liver assist device and pancreatic islet cell transplantation programs.

"This restructuring should enhance our ability to meet our financial goals," said Michael Sabolinski, M.D., President and Chief Executive Officer. "By realigning our resources, we plan to maintain our leadership in tissue-engineered skin substitutes while accelerating the development and marketing of our bioengineered surgical products. We are also actively seeking partnerships to maximize the potential of our long-term research programs."

Organogenesis Inc. (www.organogenesis.com) was the first company to have developed and gained FDA approval for a mass-produced product containing living human cells. The Company's lead product, Apligraf(R) living skin substitute, is FDA approved for the treatment of diabetic foot ulcers and venous leg ulcers; Novartis Pharma AG has global Apligraf marketing rights. Organogenesis is also developing a novel family of bioengineered surgical products. Two of these products - FortaPerm(TM) and FortaGen(TM) - are already FDA-cleared for marketing and are being sold by the Company's newly formed sales and marketing team. Additionally, the Company has a broad development and marketing agreement with Biomet, Inc. for orthopedic and periodontal surgery products. The Organogenesis pipeline also includes Vitrix(TM) living dermal replacement, FortaFill(TM) soft tissue augmentation and Revitix(TM) regenerative skin complex. The Company is actively seeking to partner or license several of its long-term research programs, including a coronary vascular graft, a liver assist device and a pancreatic islet cell program.

This release contains forward-looking statements that are subject to risks and uncertainties, including statements about recent and expected product launches, cost savings and meeting financial goals. Actual results may differ materially from those indicated or suggested by these forward-looking statements as a result of various factors, including, but not limited to: our expectation that we will incur operating losses in the near future; our ability to raise additional funds on acceptable terms, if at all; our reliance on Novartis for marketing of Apligraf and product development funding support; the actions of competitors and the development of competing products; uncertainties related to preclinical and clinical testing and trials; difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts; our ability to successfully transition to full-scale production of Apligraf; our ability to protect our patents and proprietary rights; patent infringement actions; our ability to commercialize some of our products without a marketing partner; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of uncertainties we face, please refer to our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apligraf(R) is a registered trademark of Novartis.

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